Exhibit 99.1

FLUIDIGM REPORTS Q4 AND FULL YEAR 2014 FINANCIAL RESULTS
2014 organic revenue growth of 35% year-over-year

SOUTH SAN FRANCISCO, Calif. - February 5, 2015 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the fourth quarter and full year ended December 31, 2014.

Total revenue for the fourth quarter of 2014 was $33.5 million, an increase of 60% from $20.9 million in the fourth quarter of 2013. Organic revenue for the fourth quarter of 2014 (excluding revenue attributable to the DVS Sciences acquisition, comprised of the CyTOF® 2 system and proteomics analytical consumables) was $25.2 million, an increase of 21% from $20.9 million in the fourth quarter of 2013. Net loss for the fourth quarter of 2014 was $10.9 million, compared to a net loss of $4.6 million in the fourth quarter of 2013. Non-GAAP net loss for the fourth quarter of 2014 was $1.7 million, compared with a $1.9 million non-GAAP net loss for the fourth quarter of 2013 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

Total revenue for the full year of 2014 was $116.5 million, an increase of 64% from $71.2 million in 2013. Organic revenue for the full year of 2014 was $95.9 million, an increase of 35% from $71.2 million in 2013. Net loss for the full year of 2014 was $52.8 million, compared to a net loss of $16.5 million in 2013. Non-GAAP net loss for the full year of 2014 was $6.4 million, compared with $8.5 million non-GAAP net loss for the full year of 2013 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“2014 was a transformative year for Fluidigm. We successfully integrated DVS Sciences while delivering 35% organic revenue growth.  We expanded our cumulative single-cell biology installed base to over 600 units and sold a record number of C1™ systems in Q4. Cross-selling across our single-cell proteomics and genomics customers has also been very productive.  We are very pleased with these results” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“We expect significant momentum in our single-cell biology business in 2015 that will both fortify our leadership in the single-cell biology market and drive future growth. We have a strong pipeline of new products and expect 2015 to be a banner year of product launches exceeding any in our history,” said Worthington.

Financial Highlights and Analysis

•	Instrument revenue grew 72% year-on-year in the quarter and 68% for the full year, driven by increased sales of C1 systems and contribution from sales of the acquired CyTOF 2 system.

◦	Organic instrument revenue growth (which excludes contribution from the CyTOF 2 system) was 17% year-on-year in the quarter and 30% for the full year.

◦	Approximately 70% of the Biomark HD system sales during the quarter and the full year were motivated by single-cell research.

◦	Approximately 25% of C1 system sales were combined with a Biomark HD system in the quarter and the full year.

•	Consumables revenue grew 48% year-on-year in the quarter and 61% for the full year. For the quarter, consumables revenue was driven by strength across all applications.

◦	Organic consumables revenue growth (which excludes contribution from proteomics analytical consumables) was 28% year-on-year in the quarter and 44% for the full year.

◦
Consumables pull-through in the quarter was within its historical range of $40,000 - $50,000 per instrument/year for genomics analytical systems and $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was above its historical range of $50,000 -$70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the fourth quarter of 2014 was as follows: United States - 51%; Europe - 33%; Japan - 4%; Asia-Pacific - 10%; and Other - 2%.

•	Fluidigm’s instrument installed base was 1,325 units at the end of the year.

◦
Genomics analytical systems (Biomark, Biomark HD, and EP1™ systems) represented 645 units of the installed base, genomics preparatory systems (Access Array™, C1, and Juno™ systems) represented 584 units of the installed base, and proteomics analytical systems (CyTOF and CyTOF 2 systems) represented the remainder.

•
GAAP product margin was 61.8% in the fourth quarter of 2014, versus 71.3% in the year ago period. For the full year 2014, GAAP product margin was 63.0% versus 71.2% for the full year 2013. Non-GAAP product margin was 72.5% in the fourth quarter of 2014, versus 73.1% in the year ago period. For the full year 2014, non-GAAP product margin was 74.4% versus 73.2% for the full year 2013. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, non-cash charge for the sale of inventory revalued at the date of acquisition, loss on disposal of property and equipment, and stock-based compensation expense (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended December 31, 2014 with approximately $142.8 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•
Introduced the Callisto™ system at the annual American Society for Cell Biology meeting in December 2014. Callisto is an integrated high throughput microfluidics platform that enables automated cell culture and combinatorial dosing on a single device. A full commercial version is expected to be available in mid-2015.

•
Launched the Single-Cell Whole Genome Sequencing Application for the C1 system in December 2014, designed to help cancer researchers discover and define specific mutation profiles to predict cancer susceptibility, metastasis, and therapeutic efficacy.

•
Introduced the High Throughput Single-Cell mRNA Sequencing application for the C1 system at the Society for Neuroscience Conference, designed to enable researchers to scale their experiments by eight-fold with significant cost and time savings. A full commercial version is expected to be available in the first half of 2015.

•	Successfully filled and closed the Early Access Program for our Imaging Mass Cytometry (IMC) technology.

•
Announced Fluidigm’s collaboration with the Wellcome Trust Sanger Institute and the European Bioinformatics Institute (EMBL-EBI) to accelerate the development of new methods for the analysis of single-cell genomics data.

•	The total number of single-cell publications referencing Fluidigm increased to 251 and includes 72 publications citing mass cytometry technology.

Financial Outlook
Fluidigm projects total revenue for the full year 2015 to be between $142 million and $149 million. 2015 revenue projections incorporate an estimated negative currency related impact of approximately 3 to 4 percent at the midpoint of the range. Due to seasonality, Fluidigm’s product revenues have historically been lowest in the first quarter of the year and highest in the fourth quarter of the year with product revenue in the first quarter of the year sequentially down from the fourth quarter of the previous year.  Although this was not the case in 2014, we expect the historical trend to resume in 2015.

The Company projects 2015 operating expenses on a GAAP basis to be between $129 and $134 million.  Non-GAAP operating expenses, excluding approximately $19 million of estimated stock-based compensation expense, and $5 million of estimated depreciation and amortization expense, is expected to be between $105 million and $110 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the fourth quarter and full year results of 2014 and 2013). Stock-based compensation expense is projected to be between $18 and $20 million.  Substantially all of our stock-based compensation expense is reflected in operating expenses.  Interest expense is projected to be approximately $6 million and capital spending is projected to be between $6 and $9 million.

Conference Call Information
Fluidigm will host a conference call today, February 5, 2015 at 2:00 p.m. PST (5:00 p.m. EST). The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its fourth quarter and full year 2014 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on February 5, 2015. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 72271251. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the fourth quarter and full year of 2014 and 2013. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to Fluidigm’s new products pipeline and anticipated product launches in 2015; the single-cell biology market and Fluidigm’s future growth and position in such market; seasonality and 2015 product revenue trends; and current estimates of 2015 total revenue, GAAP and non-GAAP operating expenses, stock-based compensation expense, interest expense, capital spending, and currency related impact on 2015 revenue. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm’s proteomics and genomics product lines; the possible loss of key employees, customers, or suppliers; intellectual property risks, including risks relating to maintaining material in-licensed intellectual property rights; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@Fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters.  Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, C1, Biomark, CyTOF, EP1, Access Array, Juno, and Callisto are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
650.243.6628 (Office)
ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended
	2014	2013	2014	2013 (1)
Revenue:
Instruments	$20,750	$12,089	$69,077	$41,053
Consumables	12,673	8,543	46,838	29,145
Product revenue	33,423	20,632	115,915	70,198
License and grant revenue	67	249	541	985
Total revenue	33,490	20,881	116,456	71,183
Costs and expenses:
Cost of product revenue	12,769	5,931	42,849	20,204
Research and development	11,716	5,755	43,423	19,953
Selling, general and administrative	18,838	13,572	71,324	48,412
Litigation settlement	—	267	—	1,267
Acquisition-related expenses	—	—	10,696	—
Total costs and expenses	43,323	25,525	168,292	89,836
Loss from operations	(9,833)	(4,644)	(51,836)	(18,653)
Gain from sale of investment in Verinata	—	—	332	1,777
Interest expense	(1,450)	(1)	(5,344)	(14)
Other income (expense), net	(549)	44	(857)	501
Loss before income taxes	(11,832)	(4,601)	(57,705)	(16,389)
Provision for income taxes	888	(42)	4,875	(137)
Net loss	$(10,944)	$(4,643)	$(52,830)	$(16,526)

Net loss per share, basic and diluted	$(0.39)	$(0.18)	$(1.90)	$(0.65)

Shares used in computing net loss per share, basic and diluted	28,227	25,695	27,768	25,479

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2014	December 31, 2013 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,713	$35,261
Short-term investments	81,588	49,083
Accounts receivable, net	22,384	10,552
Inventories	15,991	8,148
Prepaid expenses and other current assets	2,221	1,540
Total current assets	155,897	104,584
Long-term investments	27,499	1,942
Property and equipment, net	13,889	6,818
Other non-current assets	3,966	3,571
Developed technology, net	102,200	—
Goodwill	104,108	$—
Total assets	$407,559	$116,915
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,919	$4,353
Accrued compensation and related benefits	6,874	5,485
Other accrued liabilities	9,664	5,392
Deferred revenue, current portion	6,928	2,721
Total current liabilities	29,385	17,951
Convertible notes, net	195,455	—
Deferred tax liability, net	26,152	—
Other non-current liabilities	6,148	2,550
Total liabilities	257,140	20,501
Total stockholders’ equity	150,419	96,414
Total liabilities and stockholders’ equity	$407,559	$116,915

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	2014	2013 (1)
Operating Activities
Net loss	$(52,830)	$(16,526)
Depreciation and amortization	4,061	2,551
Stock-based compensation expense	20,940	6,438
Non-cash charges related to acquisition	13,304	—
Gain from sale of investment in Verinata	(332)	(1,777)
Other non-cash item	83	296
Changes in assets and liabilities, net	(7,849)	7,427
Net cash used in operating activities	(22,623)	(1,591)
Investing Activities
Acquisition, net of cash acquired	(113,190)	—
Purchases of investments	(132,644)	(59,436)
Proceeds from sales and maturities of investments	74,520	33,440
Proceeds from sale of investment in Verinata	332	3,117
Purchase of intangible assets	—	(1,240)
Purchases of property and equipment	(7,403)	(3,446)
Net cash used in investing activities	(178,385)	(27,565)
Financing Activities
Proceeds from issuance of convertible notes, net	195,213	—
Proceeds from exercise of stock options	5,113	5,806
Net cash provided by financing activities	200,326	5,806
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(866)	(38)
Net (decrease) increase in cash and cash equivalents	(1,548)	(23,388)
Cash and cash equivalents at beginning of period	35,261	58,649
Cash and cash equivalents at end of period	$33,713	$35,261

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION(1)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended
	2014	2013	2014	2013
Net loss (GAAP)	$(10,944)	$(4,643)	$(52,830)	$(16,526)
Acquisition-related expenses	—	—	10,696	—
Stock-based compensation expense	5,660	1,757	20,940	6,438
Amortization of developed technology	2,800	—	9,800	—
Interest expense	1,450	1	5,344	14
Depreciation and amortization	869	701	3,791	2,551
Non-cash charge for sale of inventory revalued at the date of acquisition	58	—	856	—
Benefit from acquisition related income taxes	(1,569)	—	(4,757)
Gain from sale of investment in Verinata	—	—	(332)	(1,777)
Other income from litigation settlement	—	—	—	(600)
Litigation settlement, net	—	67	—	1,067
(Gain)/loss on disposal of property and equipment	(3)	267	80	296
Net loss (Non-GAAP)	$(1,679)	$(1,850)	$(6,412)	$(8,537)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	28,227	25,695	27,768	25,479
Net loss per share - basic and diluted (GAAP)	$(0.39)	$(0.18)	$(1.90)	$(0.65)
Net loss per share - basic and diluted (Non-GAAP)	$(0.06)	$(0.07)	$(0.23)	$(0.34)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended December 31,		Year Ended
	2014	2013	2014	2013
Product margin (GAAP)	$20,654	$14,701	$73,066	$49,994
Amortization of developed technology	2,800	—	9,800	—
Depreciation and amortization	267	202	919	765
Loss on disposal of property and equipment	31	8	31	8
Non-cash charge for sale of inventory revalued at the date of acquisition	58	—	856	—
Stock-based compensation expense	435	161	1,584	610
Product margin (Non- GAAP)	$24,245	$15,072	$86,256	$51,377
Product margin percentage (GAAP)	61.8%	71.3%	63.0%	71.2%
Product margin percentage (Non-GAAP)	72.5%	73.1%	74.4%	73.2%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Year Ended
	2014	2013	2014	2013
Operating expenses (GAAP)	$30,554	$19,594	$125,443	$69,632
Acquisition-related expenses	—	—	(10,696)	—
Stock-based compensation expense	(5,225)	(1,596)	(19,356)	(5,828)
Depreciation and amortization	(602)	(499)	(2,872)	(1,786)
Litigation settlement expense	—	(267)	—	(1,267)
Loss on disposal of property and equipment	(49)	(259)	(49)	(288)
Net loss (Non-GAAP)	$24,678	$16,973	$92,470	$60,463
(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.